Exhibit 10(o)

                              EMPLOYMENT AGREEMENT
                          (as amended October 5, 1997)


         This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into on August 8, 1997 by and among REPUBLIC SECURITY BANK, a Florida state bank (the "Bank"), and GEORGE M. APELIAN ("Executive").

                               W I T N E S S E T H

         WHEREAS, the Bank desires to employ Executive upon the terms and conditions set forth herein and is willing to agree to the employment terms and conditions set forth herein, but only on the condition that Executive agrees to enter into the non-competition, non-disclosure and non-solicitation covenants contained herein; and

         WHEREAS, Executive desires to be employed by the Bank upon the terms and conditions set forth herein, including such non-competition, non-disclosure and non- solicitation covenants, and has negotiated with the Bank for the compensation, benefits and conditions set forth herein; and

         WHEREAS, Executive is a key executive and a shareholder of County National Bank of South Florida ("County") and such non-competition, non-disclosure and non-solicitation covenants are given in connection with, and as a precondition to, the merger of County into the Bank;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follow:

         1. EMPLOYMENT. This Agreement shall be effective as of the date of (the "Effective Date"), and only in the event of, the merger of County into the Bank pursuant to the Agreement and Plan of Merger of even date herewith. Subject to the terms and upon the conditions set forth herein, the Bank agrees to employ Executive, and Executive accepts and agrees to such employment, as of the Effective Date, in the capacity and for the term of employment specified herein. On the later of (a) the Effective Date or (b) in the event that the Effective Date occurs in 1997, January 2, 1998, the Bank agrees to pay Executive $567,000. In consideration of such payout, Executive agrees that the Employment Agreement, dated June 15, 1988, by and between County, County Financial Corporation and Executive is terminated and of no further force and effect as of the Effective Date.

         2. SCOPE OF EMPLOYMENT. Executive shall be employed as E ecutive Vice President and Dade County Executive of the Bank. As such, Executive shall be responsible for Dade County business development for the Bank and shall have administrative responsibility for the Bank's operations and banking centers located in Dade

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County. He will serve on the Bank's Management Executive Committee, Management
Operating Committee, Management Loan Committee and Management Compensation Committee. He shall also have such other responsibilities, duties and authority as the President of the Bank may from time to time determine. Executive shall be obligated to devote his full working time to the performance of his duties hereunder.

         Executive shall at all times be subject to the direction and control of the President and Board of Directors of the Bank, and all acts of Executive in the performance of his duties hereunder shall be carried out in conformity with the policies, directions and limitations as from time to time established by the President or Board of Directors.

         3. COMPENSATION. Executive shall be entitled to the following compen-sation:

         (a) BASE SALARY. During the Term, the Bank shall pay Executive a base salary at the rate of $100,000 per annum, payable in accordance with the customary practices of the Bank. The rate of base salary may be adjusted (but not to less than $1 0,000) from time to time at the sole discretion of the Board of Directors.

         (b) CASH INCENTIVE COMPENSATION. The Bank shall pay to the Executive an additional amount over and above the Base Salary to which he is entitled, for all periods during which this Agreement shall be in effect. Such additional amount shall be the "Cash Incentive Compensation" which shall be in an amount up to twenty-eight percent (28%) of the Executive's base salary, 75% of which is dependent on the President's judgement as to whether or not the Executive has achieved the goals specifically assigned for his business unit for the fiscal year and 25% of which is dependent on achievement of The Bank's consolidated budget for the fiscal year. Such goals shall be expressed for each quarter of the fiscal year. Accordingly, 75% of the maximum overall 28% Cash Incentive Compensation shall be available to the Executive in four equal amounts for quarterly determination, with the remaining 25% of the overall 28% Cash Incentive Compensation available after the conclusion of the fiscal year for determination based on achievement of the Bank's consolidated budget for the fiscal year. If the Executive does not earn the entire Cash Incentive Compensation available for any given fiscal quarter or fiscal year, it shall be understood that the unearned amount does not carry over to any subsequent fiscal quarter. No cash incentive compensation shall be payable for any fiscal quarter or fiscal year for which Executive is not in the employ of the Bank on the last day thereof.

         (c) AUTOMOBILE The Bank shall furnish the Executive with the use of an automobile at the Bank's expense for the performance of his duties on behalf of the Bank and Executive shall use such automobile for that purpose. The costs of operation, maintenance and insurance shall be paid by the Bank in accordance with Bank policies and procedur s in effect from time to time. The Executive shall be an additional named insured on the liability insurance coverage. Executive shall account for the use and expenses of the automobile in accordance with the policies and procedures of the Bank.

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         (d) CLUB. During the Term, the Bank shall pay Executive's membership dues at the Lighthouse Yacht & Racquet Club.

         (e) DIRECTOR COMPENSA ION. During the period in which Executive continues to be employed by the Bank, he will not be entitled to any fees or other compensation in his capacity as a director of Republic Security Financial Corporation or the Bank or as a member of committees of the board of directors thereof.

         4. BENEFITS. During the Term, the Bank shall provide Executive with such fringe benefits as shall be available generally to all xecutives of the Bank from time to time.

         5. REIMBURSEMENT OF EXPENSES. The Bank shall promptly reimburse Executive for all reasonable and ordinary expenses incurred by him in the performance of his duties hereunder, provided that Executive accounts to the Bank therefor in the manner prescribed by the Bank.

         6. TERM OF EMPLOYMENT. he term of employment pursuant to this Agreement (the "Term") shall commence on the Effective Date and shall continue until the first to occur of the following:

         (a) December 31, 1999, unless sooner terminated as hereinafter provided. On December 31, 1999, and on the last day of December of each year thereafter, the term of the Executive's employment pursuant to this Agreement shall be extended one additional year only upon the mutual consent of the E ecutive and the Bank. The Bank's consent shall require the explicit review of this Agreement and approval thereof by the Bank's Board of Directors during the period 60 days prior to such last day of December. In the event that the Board of Directors fails to explicitly review and communicate its decision to renew this Agreement for one additional year or terminate this Agreement, this Agreement shall automatically renew for one additional year.

         (b) Executive's resignation. Executive agrees to provide the Bank written notice at least 60 days in advance of the effective date of resignation.

         (c) Executive's death or disability. "Disability" shall mean such physical or mental incapacity which renders Executive incapable of fully performing his duties pursuant to this Agreement for a continuous period of 90 days.

         (d) Termination of employment by he Bank for Cause.

         (e) Termination of employment by the Bank without Cause.

         "Cause" as used in this Agreement shall mean:

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                  (i) gross negligence or willful misconduct by Executive in connection with his employment hereunder or the business of the Bank;

                  (ii) Executive's misappropriation f the Bank's assets or property;

                  (iii) Executive's conviction of, or plea of guilty to, a crime involving fraud or any felony; or

                  (iv) Executive's failure to comply with any material term, covenant or condition contained herein.

         7. RIGHTS OF EXECUTIVE UPON TERMINATION. Executive shall not be entitled to any compensation or benefits upon any termination of this Agreement except to the extent provided in this Section 7.

         In the event of termination by the Bank without Cause, the Bank shall pay Executive, and Executive agrees to accept from the Bank, as Executive's sole and exclusive remedy for termination, (i) if such termination is prior to December 31, 1998, an amount equivalent to the Executive's annual base salary as defined in Section 3(a) hereof remaining to be paid to Executive through December 31, 1999 or (ii) if such termination is after December 31, 1998, an amount equal to Executive's then current annual base salary. Such payment may be paid, at the Bank's option, in a lump sum or in equal installments through the Bank's normal payroll system over the course of the ensuing year.

         In the event of termination of employment hereunder for any reason other than termination by the Bank without C use, Executive shall receive only the compensation accrued through the date of termination.

         8. NON-COMPETITION, NON-DISCLOSURE AND NON-SOLICITATION. In consideration of the Bank entering into this Agreement, Executive agrees to each of the following covenants:

         (a) NON-COMPETITION. During the Term, Executive agrees not to engage, directly or indirectly, i any aspect of the financial institutions business, including for state, national or foreign banks, state or federal savings associations, credit unions, mortgage or loan companies or any other entity in the business of making or acquiring loans or taking deposits (the "Banking Business"), other than the Bank, whether as shareholder, partner, director, employee, agent, consultant or otherwise. In the event of termination of Executive's employment hereunder, other than termination by the Bank without Cause, Executive, until 12 months after the date of termination, agrees not to engage, directly or indirectly, in the Banking Business in any capacity in Broward and Dade Counties, Florida.

         (b) NON-DISCLOSURE. Executive agrees to (i) hold all trade secrets and other confidential or proprietary information of the Bank, including the names and circumstances of loan and deposit customers of the Bank, in trust and confidence for the Bank and shall not use or disclose any such information except in connection with the business of the Bank and (ii) be liable for damages incurred by the Bank as a result of disclosure of any such information by Executive (without the prior written consent of the President) for any purpose other than the business of the Bank, either during his employment or at any time after termination of his employment with the Bank for any reason whatsoever (including without Cause). Notwithstanding the foregoing, Executive may disclose any such information to the extent such disclosure is compelled by applicable law or to the extent such information becomes publicly available other than by unauthorized disclosure by Executive.

         (c) NON-SOLICITATION. For a period of 24 months after the Term, Executive agrees not, directly or indirectly, on behalf of any trade or business, to aid or endeavor to solicit, induce or recommend any employees of the Bank to leave their employment wi h the Bank.

         (d) COVENANTS NOT EXCLUSIVE. Executive agrees that the covenants set forth in Sections 8(a), (b) and (c) hereof are in addition to any rights the Bank may have in law or at equity.

         (e) NO ADEQUATE REMEDY AT LAW. Executive acknowledges and agrees that it may be impossible to measure in money the damages which the Bank will suffer in the event Executive breaches any f the covenants in this Section 8. Therefore, if the Bank shall institute any action or proceeding to enforce the provisions hereof, Executive hereby waives and agrees not to assert in any such action or proceeding the claim or defense that the Bank has an adequate remedy at law. The foregoing shall not prejudice the right of the Bank to require Executive to account for and pay over to the Bank the compensation, profits, monies, accruals or other benefits derived or received by Executive as a result of any transaction constituting a breach of the covenants set forth in this
Section 8.

         9. SEVERABILITY. Each provision hereof is severable from this Agreement, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope or duration or otherwise as to be unenforceable, such provision shall be nterpreted to be only so broad as is enforceable.

         10. OTHER AGREEMENTS. Executive agrees that, on the Effective Date, any employment agreement, severance agreement or other oral or written agreement regarding his compensation or benefits with County or County Financial Corporation shall automatically terminate without payment of any amount on account of such termination or of the merger of County into the Bank.

         11. NOTICE. Any notice to be given hereunder shall be given in writing. Notice shall be deemed to be given when delivered by hand to, or one business day after being delivered to an overnight courier service, addressed to:

                  If to the Bank:
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                                       Republic Security Bank
                                       4400 Congres  Avenue
                                       West Palm Beach, Florida  33407

                                       Attn: Rudy E. Schupp, President
                                             and Chairman of the Board

                  If to Executive:

                                       George M. Apelian
                                       801 NE 167th Street
                                       North Miami Beach, FL 33162

or to such other address as either party may give notice of to the other.

         12. NO WAIVER. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agree ent, or any part hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

         13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior understandings, agreements or correspondence between the parties. It may not be amended or extended in any respect except by a writing signed by all parties hereto.

         14. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Florida.

         15. PREVAILING PARTY. In the event that any litigation or other dispute arises to enforce or interpret any term or terms of this Agreement, the prevai ing party shall be entitled, in addition to any other damages or remedy, to receive from the other party its reasonable attorneys' fees and costs.

         16. ASSIGNMENT. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned or delegated by either party without the prior written consent of the other party.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                                REPUBLIC SECURITY BANK

                                                By   /S/ RICHARD J. HASKINS
                                                  -----------------------------
                                                     Richard J. Haskins,
                                                     Executive Vice President

                                                     /S/ GEORGE M. APELIAN
                                                     --------------------------
                                                     George M. Apelian